EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Amendment No. 3 to Form 10/A of our report dated March 18, 2008 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), relating to the financial statements of China Wi-Max Communications, Inc. (a Development Stage Enterprise).




/s/GHP HORWATH, P.C.
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November 25, 2008

Denver, Colorado